                                               FOLEY & LARDNER LLP
                         December 5, 2005      ATTORNEYS AT LAW

                                               ONE DETROIT CENTER
                                               500 WOODWARD AVENUE, SUITE 2700
                                               DETROIT, MI  48226-3489
                                               313.234.7100 TEL
                                               313.234.2800 FAX
                                               www.foley.com

                                               CLIENT/MATTER NUMBER
                                               055573-0101

Rydex Specialized Products LLC,
  d/b/a Rydex Investments
9601 Blackwell Road
Suite 500
Rockville, MD 20850

     Re:  Euro Currency Trust

Ladies and Gentlemen:

     We have acted as legal counsel to Rydex Specialized Products LLC, a
Delaware limited liability company d/b/a Rydex Investments (the "Company"), in connection with the preparation and filing under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Securities and
Exchange Commission (the "SEC") promulgated thereunder, of a registration statement on Form S-1, Registration No. 333-125581, initially filed on June 7,
2005, as amended through the date hereof (the "Registration Statement"). The
Registration Statement relates to the proposed issuance by the Euro Currency
Trust (the "Trust"), an investment trust formed on December 2, 2005 under the laws of the state of New York pursuant to the terms of the Trust Agreement dated
December 2, 2005 (the "Trust Agreement") between the Company, as sponsor, and
The Bank of New York, a banking corporation organized under the laws of the state of New York, as trustee (the "Trustee"), of 150,000 shares, representing units of fractional undivided beneficial interest in and ownership of the Trust
(the "Shares"). In connection with the issuance of Shares, you have requested our opinion with respect to certain legal matters. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Trust
Agreement.

     In rendering the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of all such agreements, instruments and other documents as we have deemed necessary or appropriate in order to enable us to render the opinion expressed below, including:

     1.   The corporate and organizational documents of the Company and the
          Trust;

     2.   Records of proceedings of and actions taken by the Company and the
          Trust;

     3.   The Registration Statement;

     4.   The Trust Agreement;

BOSTON        JACKSONVILLE  NEW YORK      SAN DIEGO/DEL MAR   TAMPA
BRUSSELS      LOS ANGELES   ORLANDO       SAN FRANCISCO       TOKYO
CHICAGO       MADISON       SACRAMENTO    SILICON VALLEY      WASHINGTON, D.C.
DETROIT       MILWAUKEE     SAN DIEGO     TALLAHASSEE         WEST PALM BEACH

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Rydex Specialized Products LLC
December 5, 2005

     5.   The Deposit Account Agreement dated as of December 1, 2005 between
          JPMorgan Chase Bank N.A., London branch, a company incorporated with limited liability as a national banking association, as Depository, and the Company; and

     6.   A copy of the global certificate representing the Shares to be issued under the Trust Agreement.

     In our examination of the foregoing documents, we have made the following factual assumptions, with your consent: that all documents reviewed by us are original documents, or true and accurate copies of original documents and have not subsequently been amended; that the signatures on each original document are genuine; that all factual representations and statements set forth in such documents are true and correct; and that all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms.

     In rendering the opinion stated below, we have relied with respect to certain factual matters solely upon the representations, certifications and other information contained in the documents referred to above and upon certificates of public officials. We have not made or undertaken to make any independent investigation to establish or verify the accuracy or completeness of such factual representations, certifications and other information.

     The opinion stated below is limited to the laws of the state of New York and the federal laws of the United States of America, and we express no opinion in this letter as to the laws of any other jurisdiction. We express no opinion in this letter as to the application of the securities or "blue sky" laws of any state, including New York, to the issuance and sale of the Shares. This opinion letter is limited to the specific issues addressed herein; and no opinion may be inferred or implied beyond that expressly stated herein.

     Our opinion is based solely upon the law and the facts as they exist on the date hereof; and we disclaim any obligation to advise you of any subsequent change in law or facts or circumstances that might subsequently come to our attention.

     Based on the foregoing and subject to the limitations and qualifications set forth in this letter, we are of the opinion that the Shares, when issued and sold in accordance with the terms of the Trust Agreement (including the receipt by the Depository, on behalf of the Trustee, of the consideration required for the issuance of Shares), will be duly authorized, legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion letter as an exhibit to the
Registration Statement and to the use of our name where it appears in the
Registration Statement. In giving

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Rydex Specialized Products LLC
December 5, 2005

this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the
SEC promulgated thereunder. This opinion only relates to the issuance and sale of the Shares pursuant to the Registration Statement and may not be relied upon by you or any other person for any other purpose, without our prior written consent in each instance.

                                            Very truly yours,

                                            FOLEY & LARDNER LLP

                                            /s/ FOLEY & LARDNER LLP

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